 Exhibit 10.5

FORM OF UNIT SUBSCRIPTION AGREEMENT

UNIT SUBSCRIPTION AGREEMENT

This UNIT SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this March 8, 2022, by and among SatixFy Communications Ltd., a company organized under the laws of the State of Israel (the “Issuer”), Endurance Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), Endurance Antarctica Partners, LLC, a Cayman Islands limited liability company (the “Sponsor”) and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, the Issuer, SatixFy MS, a Cayman exempted company and a wholly owned subsidiary of the Issuer (the “Merger Sub”), and SPAC, will, immediately following the execution of this Subscription Agreement, enter into that certain Business Combination Agreement, dated as of March 8, 2022 substantially in the form provided to the Subscriber (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, the Merger Sub will be merged with and into the SPAC, with the SPAC surviving as a wholly owned subsidiary of the Issuer (the “Business Combination”), on the terms and subject to the conditions set forth therein (the Business Combination, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer, and the Issuer desires to issue and sell to Subscriber in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, that number of units (the “Units”) consisting of (i) one (1) ordinary share of the Issuer, par value NIS 0.0001 per share (the “Ordinary Shares”, and such Ordinary Shares to be purchased as part of the Units, the “Shares”) and (ii) one-half of one redeemable warrant (a “Warrant”), set forth on Subscriber’s signature page hereto, for a purchase price of $10.00 per unit (the “Price Per Unit”). The aggregate purchase price to be paid by the Investor for the subscribed Units (as set forth on the signature page hereto) is referred to herein as the “Purchase Price”;

WHEREAS, each whole Warrant included in the Units will entitle the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment and on the terms and subject to the limitations described in the warrant agreement attached as Exhibit A hereto (the “Warrant Agreement”);

WHEREAS, the Units, Shares, and the Ordinary Shares underlying the Warrants are referred to herein as the “PIPE Securities” and the Shares, the Ordinary Shares underlying the Warrants and the Warrants are referred to herein as the “Listed Securities”;

WHEREAS, the Units are being offered to facilitate the subscriptions; however, the Shares and the Warrants which comprise the Units are not attached and will trade separately without any instruction or detachment obligations on the part of the Investor, Issuer or the Warrant Agent (as defined in the Warrant Agreement); and

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”)), “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) or investors that qualify under one of the categories of investors listed in the First Addendum to the Israeli Securities Law, 5728-1968 (the “Securities Law”) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with the Issuer (the “Other Subscription Agreements”) substantially similar to this Subscription Agreement, pursuant to which each such Other Subscriber has agreed to purchase Units at the Closing (as defined below) at the same Price Per Unit as the Subscriber, and the aggregate amount of Units to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, 2,910,000 Units, representing 2,910,000 Shares and 1,455,000 Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             Closing Subscription. Subject to the terms and conditions hereof, at the Closing, Subscriber hereby irrevocably agrees to subscribe for and purchase, and the Issuer hereby irrevocably agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Units (such subscription and issuance, the “Subscription”). It is understood and agreed that the Units are being offered to facilitate the Subscription; however, the Shares and the Warrants which comprise the Units are not attached and will trade separately without any instruction or detachment obligations on the part of the Investor, Issuer or the Warrant Agent (as defined in the Warrant Agreement).

2.             Additional Shares

(a)            Upon and subject to the Closing, Issuer and Continental Stock Transfer & Trust Company, in its capacity as the escrow agent (the “Escrow Agent”), shall enter into an escrow agreement in a form mutually satisfactory to the Issuer and Subscriber (the “Escrow Agreement”), pursuant to which the Issuer shall cause to be delivered to the Escrow Agent on the Closing Date immediately after Issuer has effected a stock issuance prior to the Effective Time, on the terms contemplated by the Business Combination Agreement, (i) 1,175,192 Ordinary Shares otherwise issuable to the Issuer Shareholders as part of the stock issuance and (ii) 391,731 Ordinary Shares on behalf of the Sponsor out of the Ordinary Shares otherwise issuable to the Sponsor at the Closing (which the Sponsor hereby directs the Issuer to deliver on its behalf to the Escrow Agent, in each case which shall be set aside in an account to be held in escrow (the “Escrow Account”). The Ordinary Shares delivered into the Escrow Account, as long as they remain in the Escrow Account, shall be referred to as the “Escrow Shares”, and shall be held in escrow for the duration of the Measurement Period (as defined herein) and disbursed in accordance with the terms of this Subscription Agreement and the Escrow Agreement and, as applicable, in accordance with the pro rata portions of the applicable Issuer Shareholder and the Sponsor (as applicable, the “Pro Rata Portion”) set out on the allocation schedule attached hereto as Schedule I (the “Allocation Schedule”). The parties will take all necessary action so that (i) the Escrow Shares shall appear as issued and outstanding on the balance sheet of the Issuer and shall be legally outstanding under applicable Law, (ii) all dividends paid on the Escrow Shares shall be distributed currently to the persons who would be entitled on the relevant record date (assuming the Measurement Period would have ended on the Trading Day immediately prior to such day) to receive such Escrow Shares assuming a full release of such Escrow Shares to the holders thereof pursuant to this Section on such date, and (iii) all voting rights in respect of such Escrow Shares while they are held in the Escrow Account shall be exercisable by or on behalf of the persons who would be entitled on the relevant record date (assuming the Measurement Period would have ended on the Trading Day immediately prior to such day) to receive such Escrow Shares assuming a full release of such Escrow Shares to the holders thereof pursuant to this Section on such date.

(b)            In the event that the average VWAP over the Measurement Period (the “Measurement Period VWAP”), is less than $10.00 per Ordinary Share, then (i) Subscriber shall be entitled to receive a number of additional Ordinary Shares equal to the product of (x) the number of Shares issued to Subscriber at the Closing as part of the Units that Subscriber holds through the Measurement Date (as defined below), multiplied by (y) a fraction, (A) the numerator of which is $10.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the Closing of the Transactions) minus the Measurement Period VWAP, and (B) the denominator of which is the Measurement Period VWAP (such additional Ordinary Shares, “Additional Shares”), and (ii) Issuer will direct the Escrow Agent to promptly (but in any event within five (5) Business Days) after the Measurement Date, release the Additional Shares in the Escrow Account to the Issuer for issuance to the Subscriber; provided that in the event the Measurement Period VWAP is less than $6.50, the Measurement Period VWAP for purposes of this calculation shall be deemed to be $6.50; provided further that in no event shall the Additional Shares issued to Subscriber and the Other Subscribers, in the aggregate, exceed the Escrowed Shares. For the avoidance of doubt, the Subscriber and Other Subscribers, in the aggregate, shall only be entitled to received Escrowed Shares and no other form of securities. Notwithstanding anything to the contrary herein, no fraction of an Ordinary Share will be delivered pursuant to this Section 2, and if a Subscriber would otherwise be entitled to a fraction of an Ordinary Share, such Subscriber shall instead have the number of Additional Shares issued to such Subscriber rounded down to the nearest whole Ordinary Share. If any Escrow Shares remain in the Escrow Account after transfer to Issuer of the Ordinary Shares sufficient to satisfy in full of the obligation to deliver Additional Shares to Subscriber and the Other Subscribers, in the aggregate, such remaining Escrow Shares shall be released to the Issuer Shareholders and the Sponsor in accordance with each Persons’ Pro Rata Portion as set forth on an updated Allocation Schedule.

(c)            In the event the Measurement Period VWAP is equal to or more than $10.00 per Ordinary Share, then the Issuer will instruct the Escrow Agent to promptly (but in any event within five (5) Business Days) after the Measurement Date, release all the Escrow Shares in the Escrow Account to the Issuer, Shareholders and the Sponsor, in accordance with such Persons’ Pro Rata Portion as set forth on an updated Allocation Schedule.

(d)            For the purposes of this Subscription Agreement, (i) the “Measurement Period” means the period of thirty (30) consecutive calendar days ending on the sixtieth (60th) day after the Effectiveness Date of the Registration Statement, (ii) the “Measurement Date” means the last day of the Measurement Period, (iii) “Trading Day” means any day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Ordinary Shares generally occurs on the Stock Exchange or, if the Ordinary Shares are not then listed on the Stock Exchange, on the principal other market on which the Ordinary Shares are then traded, or if the Ordinary Shares are not so listed or traded, then “Trading Day” means a business day, (iv) VWAP Market Disruption Event means, with respect to any date, (A) the failure by the Stock Exchange, or, if the Ordinary Shares are not then listed on the Stock Exchange, the principal other market on which the Ordinary Shares are then traded, to open for trading during its regular trading session on such date or (B) the occurrence or existence, for more than a one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Ordinary Shares or in any options contracts or future contracts relating to the Ordinary Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date and (v) VWAP means, for any Trading Day, the per share volume weighted average price of the Ordinary Shares as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor pate) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume weighted average price is unavailable, the market value of one share of the Ordinary Shares on such Trading Day, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by the Issuer). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

(e)            Subject to Section 2(f), Subscriber acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, (i) its right to Additional Shares pursuant to Section 2(b) and (ii) any Additional Shares issued to Subscriber pursuant to Section 2(b) ((i) and (ii) collectively, the “Lock-up Interests”) shall not be assignable or transferrable by Subscriber through the Measurement Date.

(f)            Notwithstanding the provisions set forth in Section 2(e), Subscriber may transfer the Lock-up Interests prior to the Measurement Date (i) to any affiliates of the Subscriber, (ii) by virtue of the Subscriber’s certificate of incorporation or bylaws (or equivalent) upon dissolution of the Subscriber; (iii) in connection with a bona fide gift or charitable contribution without consideration; (iv) with the written consent of the board of directors of the Issuer or (v) in connection with a liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction, in each case in this clause (v) as approved by the board of directors of the Issuer or a duly authorized committee thereof, which results in all of the Issuer’s stockholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Closing Date; provided that as a condition to any such transfer such transferee agrees to be bound to this Agreement as if it were the Subscriber hereunder.

3.             Representations, Warranties and Agreements.

(a)            Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Units to Subscriber, Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer, as of the date hereof and as of the Closing, as follows:

(i)            If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing (if the concept of good standing is applicable) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(ii)            If Subscriber is not an individual, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. Assuming this Subscription Agreement constitutes the valid and binding agreement of the other parties hereto, then this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (B) principles of equity, whether considered at law or equity.

(iii)            The execution, delivery and performance by Subscriber of this Subscription Agreement (including compliance by Subscriber with all of the provisions hereof) and the consummation of the transactions contemplated herein do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries, as applicable, pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries, as applicable, is a party or by which Subscriber or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of Subscriber or any of its subsidiaries, as applicable, is subject, in each case, which would reasonably be expected to prevent or delay Subscriber’s timely performance of its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (B) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries, as applicable, or (C) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

(iv)            Subscriber (A) if not an Israeli resident or entity, is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (B) if an Israeli resident or entity, is an investor in one of the categories of investors listed in the First Addendum to the Israeli Securities Law and set forth in Schedule I and satisfies the applicable requirements set forth on Schedule I, and by signing below confirms that it is fully familiar, following advice of its own legal counsel, with the implications of being such an investor that is investing in the Units and agrees to such implications, (C) is acquiring the Units only for its own account and not for the account of others, or if Subscriber is subscribing for the Units as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Units in any manner that would violate the federal securities laws of the United States or any other applicable jurisdiction (and shall provide the requested information on Schedule I following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Units.

(v)            Subscriber understands that the Units are being offered in a transaction not involving any public offering within the meaning of the Securities Act and the Securities Law, and that the Units have not been registered under the Securities Act or the Securities Law. Subscriber understands that (A) the Units and the underlying securities may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (1) to the Issuer or a subsidiary thereof, (2) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (3) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (1) and (3), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, (B) the Units and the underlying securities may be subject to transfer restrictions under the Securities Law, and (C) any certificates or book entries representing the Units and the underlying securities shall contain a legend to such effect. Subscriber acknowledges that the Units and the underlying securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Units and the underlying securities will be subject to the foregoing restrictions and, as a result of these restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Units.

(vi)            Subscriber understands and agrees that Subscriber is purchasing the Units directly from the Issuer. Subscriber acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, the SPAC, the Placement Agents or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement. Subscriber further acknowledges that the Placement Agents and their affiliates may have acquired non-public information with respect to the Issuer and the SPAC which Subscriber agrees need not be provided to it.

(vii)            If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Subscriber represents and warrants that its acquisition and holding of the Units will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(viii)            In making its decision to purchase the Units, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) and the Issuer’s express representations and warranties in Section 3(b) hereof. Without limiting the generality of the foregoing, Subscriber has not otherwise relied on any representations, warranties, statements or other information provided by anyone. Subscriber acknowledges and agrees that Subscriber (A) has received, and has had an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Units (including with respect to the Issuer, the SPAC and the Transactions), (B) has made its own assessment and (C) is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Units. Subscriber acknowledges that it has reviewed the documents made available to the Subscriber by or on behalf of the Issuer. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Units. Subscriber acknowledges that Barclays Capital Inc. and Cantor Fitzgerald & Co. (collectively, the “Placement Agents”) and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, the SPAC or the Units or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Issuer or the SPAC. Subscriber acknowledges that (1) it has not relied on any statements or other information provided by the Placement Agents or any of the Placement Agents’ affiliates with respect to its decision to invest in the Units (including information related to the Issuer, the SPAC, or the Units) and the offer and sale of the Units, and (2) neither the Placement Agents nor any of their affiliates have prepared any disclosure or offering document in connection with the offer and sale of the Units. Subscriber acknowledges that the information provided to Subscriber is preliminary and subject to change, and that any changes to such information, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Subscriber’s obligation to purchase the Units hereunder. Subscriber further acknowledges and agrees that none the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing shall have any liability to Subscriber, or to any other subscriber, pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the PIPE Securities, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the PIPE Securities or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, the SPAC, the Placement Agents or any Non-Party Affiliate concerning the Issuer, the SPAC, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Issuer, the SPAC, the Placement Agents or any of the Issuer’s, the SPAC’s or the Placement Agents’ controlled affiliates or any family member of the foregoing.

(ix)            Subscriber became aware of this offering of the Units solely by means of direct contact from either the Placement Agents, the Issuer or the SPAC as a result of a pre-existing substantive relationship (as interpreted in guidance from the Securities and Exchange Commission (the “Commission”) under the Securities Act) with the Issuer, the SPAC or their respective representatives (including the Placement Agents), and the Units were offered to Subscriber solely by direct contact between Subscriber and the Placement Agents, the Issuer or the SPAC. Subscriber did not become aware of this offering of the Units, nor were the Units offered to Subscriber, by any other means. Subscriber acknowledges that the Placement Agents have not acted as its financial advisor or fiduciary. Subscriber acknowledges that the Units (A) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, and (B) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state or foreign securities laws.

(x)            Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Units. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that Subscriber shall be responsible for any of the Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither the SPAC or the Issuer, nor any of their respective agents or affiliates, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement. Subscriber understands and acknowledges that the purchase and sale of the Units hereunder meets (A) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (B) the institutional customer exemption under FINRA Rule 2111(b).

(xi)            Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Units and determined that the Units are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(xii)            Subscriber understands and agrees that no federal, state or foreign agency has passed upon or endorsed the merits of the offering of the Units or made any findings or determination as to the fairness of an investment in the Units, nor upon the accuracy or adequacy of the SPAC’s reports, schedules, forms, statements and other documents required to be filed by the SPAC under the Securities Act and the Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof.

(xiii)            Subscriber represents and warrants that neither Subscriber nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) or any other similar list of sanctioned persons, each of which administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity otherwise blocked by any OFAC sanctions program or the U.S. Department of State or (ii) directly or indirectly owned or controlled by, or acting on behalf of, a person that is name on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, Lebanon, Venezuela, the Crimea region of Ukraine, Russia, or any other country or territory embargoed or subject to substantial trade restrictions by the United States or the State of Israel, (iv) a Designated National as defined in the Cuban Assets Control Regulations or (v) a non-US shell bank or providing banking services indirectly to a non-US shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (as amended, the “BSA”), as amended by the USA PATRIOT Act of 2001 (as amended, the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. If Subscriber is not an individual, Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC-administered sanctions programs, including the SDN List.

(xiv)            Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Units were derived legally and in compliance with OFAC sanctions programs and were not obtained, directly or indirectly, from a Prohibited Investor.

(xv)            If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”) , or an entity whose underlying assets are considered to include” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Issuer nor any of its affiliates (collectively, the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Units, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Units or (ii) the decision to invest in the Units has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (1) independent of the Transaction Parties; (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (3) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Units and is responsible for exercising independent judgment in evaluating the investment in the Securities; and (4) is aware of and acknowledges that (A) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Securities, and (B) the Transaction Parties have a financial interest in the purchaser’s investment in the Units on account of the fees and other remuneration they expect to receive in connection with transactions contemplated by this Subscription Agreement.

(xvi)            Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a “group” comprised solely of affiliates of Subscriber.

(xvii)            If Subscriber is a foreign person (as defined in 31 C.F.R. § 800.224) and is acquiring a substantial interest (as defined in 31 C.F.R. § 800.244) in the Issuer, no national or subnational government of a single foreign state has a substantial interest (as defined in 31 C.F.R. § 800.244) in the Subscriber. No Subscriber who is a foreign person (as defined in 31 C.F.R. § 800.224) will acquire control (as defined in 31 C.F.R. § 800.208) of the Issuer.

(xviii)            On each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3, Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.

(xix)            Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including the SPAC, any of its affiliates or any of its or their respective control persons, officers, directors or employees), other than the representations and warranties of the Issuer expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber agrees that neither (A) any other subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s share capital (including the controlling persons, officers, directors, partners, agents or employees of any such subscriber) nor (B) the SPAC, its affiliates or any of their or their respective affiliates’ control persons, officers, directors, partners, agents or employees, shall be liable to Subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s share capital for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Units hereunder.

(xx)            If, at any time prior to the Closing, the Issuer reasonably determines, and notifies the Subscriber of such determination, that pursuant to The Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 and the rules and regulations promulgated thereunder (collectively, the “IIA Law”), and in connection with the issuance of the Units, the Subscriber is required to the deliver an undertaking towards the National Technological Innovation Authority in the form and substance prescribed under the IIA Law (the “IIA Undertaking”), the Subscriber will deliver to the Issuer a duly executed IIA Undertaking.

(xxi)            Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Issuer or the SPAC. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription Agreement.

(xxii)             No broker or finder is entitled to any brokerage or finder’s fee or commission payable by Subscriber solely in connection with the sale of the Units to Subscriber based on any arrangement entered into by or on behalf of Subscriber.

(xxiii)            Subscriber acknowledges that, and unconditionally consents to and waives all actual and potential conflicts of interest with respect to the fact that (i) the Placement Agents are acting as the Issuer’s placement agents in connection with the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements, (ii) Truist Securities, Inc. is acting as financial advisor to the SPAC and/or its affiliates with respect to the Transaction, (iii) Barclays Capital Inc. is acting as financial advisor and capital markets advisor to the Issuer in connection with the Business Combination, and (iv) Cantor Fitzgerald & Co. and Truist Securities, Inc. will receive deferred underwriting commissions upon the closing of the Business Combination, as disclosed in the prospectus relating to the SPAC’s initial public offering dated September 14, 2021 (the “Prospectus”) available at www.sec.gov. Subscriber further acknowledges that the Placement Agents and/or their respective affiliates may have existing or future business relationships with the Issuer and/or the SPAC (including, but not limited to, lending, depository, risk management, advisory and banking relationships as well as principal investments in the SPAC) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of PIPE Securities and that certain of these actions may have material and adverse consequences for a holder of PIPE Securities.

(xxiv)            Notwithstanding anything to the contrary set forth herein, the Subscriber acknowledges and agrees that, subsequent to the date of this Subscription Agreement and prior to the Closing, SPAC may enter into one or more additional subscription agreements with additional investors with terms and conditions that are not materially more advantageous to the investor thereunder than this Subscription Agreement, and entry into such agreements may increase the aggregate amount of Shares being subscribed for in the private placement contemplated by this Subscription Agreement. For the avoidance of doubt, such additional agreements shall reflect not less than the same Purchase Price and shall constitute Other Subscription Agreements for purposes of this Agreement, mutatis mutandis.

(b)            Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Units, the Issuer hereby represents and warrants to Subscriber as follows:

(i)            The Issuer is a corporation duly organized and validly existing under the laws of the State of Israel, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and, subject to obtaining all approvals necessary for the consummation of the Transactions (collectively, the “Required Approvals”), to enter into, deliver and perform its obligations under this Subscription Agreement.

(ii)            As of the Closing, the Shares will have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of, or subject to any preemptive or similar rights created under, the Issuer’s amended and restated articles of association or similar constitutive agreements or the Laws of the State of Israel.

(iii)            As of the Closing, the Warrants will have been duly authorized and, when issued and delivered to Subscriber against full payment for the Warrants in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Warrants will be validly issued and will not have been issued in violation of, or subject to any preemptive or similar rights created under, the Issuer’s amended and restated articles of association or similar constitutive agreements or the Laws of the State of Israel.

(iv)            As of the Closing, all Shares issuable upon exercise of the Warrants will have been duly authorized and reserved for issuance and, upon issuance in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and not subject to preemptive or similar rights, and will not have been issued in violation of, or subject to any preemptive or similar rights created under, the Issuer’s amended and restated articles of association or similar constitutive agreements or the Laws of the State of Israel.

(v)            This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes a valid and binding obligation of the other parties hereto, is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (B) principles of equity, whether considered at law or equity.

(vi)            Subject to obtaining the Required Approvals and assuming the accuracy of the Subscribers’ representations and warranties in Section 3(a), the execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Units and the consummation of the transactions contemplated herein do not and will not (A) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property or assets of the Issuer or any of its subsidiaries, as applicable, pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries, as applicable, is a party or by which the Issuer or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of the Issuer or any of its subsidiaries, as applicable, is subject, in each case, which would reasonably be expected to have a material adverse effect on the legal authority of the Issuer to enter into and perform its obligations under this Subscription Agreement or have a SPAC Material Adverse Effect (as defined in the Business Combination Agreement) (an “Issuer Material Adverse Effect”), (B) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries, as applicable, or (C) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.

(vii)            Except as set forth in the Business Combination Agreement and the other agreements and arrangements referred to therein, as of the date hereof there are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (A) the Units, (B) any Ordinary Shares and/or Warrants to be issued pursuant to the Other Subscription Agreements or (C) any shares of capital stock of the Issuer to be issued pursuant to the other Transactions, in each case, that have not been or will not be validly waived or terminate prior to the Closing Date.

(viii)            As of the date of this Subscription Agreement, the authorized capital shares of the Issuer consists of 185,830,000 Ordinary Shares, par value NIS 0.0001 per share (“Existing Ordinary Shares”), and (ii) 14,170,000 preferred shares, par value NIS 0.0001 per share (“Preferred Shares”). As of the date of this Subscription Agreement: (i) 18,684,354 Existing Ordinary Shares were issued and outstanding, (ii) 7,300,000 Preferred A Shares were issued and outstanding, (iii) 4,778,000 Preferred B Shares were issued and outstanding and (iv) 856,000 Preferred C Shares were issued and outstanding. Subject to obtaining the Required Approvals, as of the Closing, the Preferred Shares will be converted to Ordinary Shares.

(ix)            Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 3(a) of this Subscription Agreement, no registration under the Securities Act and no prospectus approved under the Securities Law is required for the offer and sale of the Units by the Issuer to Subscriber.

(x)            Neither the Issuer nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any securities of Issuer or solicited any offers to buy any securities of Issuer under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Units under the Securities Act or the Securities Law.

(xi)            Concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into the Other Subscription Agreements.

(xii)            Neither the Issuer, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Units and neither the Issuer, nor any person acting on its behalf has offered any of the Units in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(xiii)            The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Units), other than filings (A) with the Commission of the Registration Statement, (B) required by applicable state or federal securities laws, (C) required in accordance with the Business Combination Agreement, (D) required by the Nasdaq Capital Market (“Nasdaq”) or other applicable stock exchange on which the Units are then listed (the “Stock Exchange”), including with respect to obtaining approval of the SPAC’s shareholders, (E) required in connection with the Required Approvals and (F) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(xiv)            As of the Closing, the Issuer’s Ordinary Shares will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange. There is no suit, action, proceeding or investigation pending or to the knowledge of the Issuer, threatened against the Issuer by the Nasdaq or the Commission with respect to any intention by such entity to deregister the Ordinary Shares or prohibit or terminate the listing of Ordinary Shares on the Nasdaq.

(xv)            Other than the Placement Agents, Issuer represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on any other parties hereto.

(c)            SPAC and the Sponsor’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Units, the SPAC and the Sponsor hereby represent and warrant to Subscriber as follows:

(i)            The SPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). The Sponsor is a limited liability company incorporated, validly existing and in good standing under the laws of the Cayman Islands. The SPAC and the Sponsor each has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and, subject to the Required Approvals, perform its obligations under this Subscription Agreement.

(ii)            This Subscription Agreement has been duly authorized, executed and delivered by the SPAC and Sponsor and, assuming that this Subscription Agreement constitutes a valid and binding obligation of the other parties hereto, is enforceable against the SPAC and Sponsor in accordance with its terms, except as may be limited or otherwise affected by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (B) principles of equity, whether considered at law or equity.

(iii)            The Business Combination Agreement has been duly authorized, executed and delivered by the SPAC. The Business Combination Agreement constitute the valid and legally binding obligation of the SPAC, enforceable against it in accordance with its terms, except as may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and general principles of equity.

(iv)            As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by the SPAC with the Commission as of the date hereof (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act, and none of the SEC Reports, when filed, or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the SPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system.

(v)            The SPAC and the Sponsor are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by of this Subscription Agreement (including, without limitation, the issuance of the Units by the Issuer), other than (i) filings with the SEC, (ii) filings required by the Stock Exchange, (iii) filings required by applicable Israeli law or Cayman Islands law, (iv) filings required in connection with the Required Approvals or (v) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a SPAC Material Adverse Effect (as defined in the Business Combination Agreement).

4.             Settlement Date, Delivery and Closing.

(a)            The closing of the Subscription contemplated hereby (the “Closing”) shall, unless otherwise agreed, occur on the date of the consummation of the Transactions (the “Closing Date”), immediately after the consummation of the Transactions. Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least five (5) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied, Subscriber shall deliver to the Issuer at least two (2) Business Days prior to the anticipated Closing Date, the Purchase Price for the Units, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer or its designees in escrow until the Closing. On or prior to the Closing Date, the Issuer shall issue the Units to Subscriber and subsequently cause the Units to be registered in book entry form in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, on Issuer’s share register (which book entry records shall contain an appropriate notation concerning transfer restrictions of the Units, in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions), and will provide to Subscriber evidence of such issuance from the Issuer’s transfer agent. Prior to or at the Closing, Subscriber shall deliver to Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.  In the event that the consummation of the Transactions does not occur within five (5) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Issuer and the Subscriber, the Issuer shall promptly (but in no event later than four (4) Business Days after the anticipated Closing Date specified in the Closing Notice) return the Purchase Price so delivered by Subscriber to the Issuer by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, (i) Subscriber acknowledges and agrees that a failure to close on the anticipated Closing Date specified in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 4 to be satisfied or waived on or prior to the Closing Date and (ii) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the Issuer in escrow following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing on the Closing Date and immediately following the consummation of the Transactions. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Friday, Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York or Tel-Aviv, Israel.

(b)            Conditions to Closing of the Issuer, SPAC and the Sponsor. The Issuer’s obligations to sell and issue the Units at the Closing and the obligation of the Issuer, SPAC and the Sponsor to consummate the transactions contemplated by this Subscription Agreement, are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Issuer, on or prior to the Closing Date, of each of the following conditions:

(i)            The representations and warranties made by the Subscriber in Section 3(a) hereof shall be true and correct in all material respects as of the Closing (or, if such representation and warranties speak as of another date, as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be so true and correct as of the Closing (or, if such representation and warranties speak as of another date, as of such date) in all respects), but, in each case, (x) without giving effect to consummation of the Transactions and (y) other than failures to be true and correct that would not result, individually or in the aggregate, in an Subscriber Material Adverse Effect.

(ii)            Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Subscriber to consummate the Closing.

(iii)            Subscriber shall have delivered the Purchase Price into the Escrow Account;

(iv)            There shall not be in force any order, judgment or injunction by or with any governmental authority in the United States or Israel enjoining or prohibiting the consummation of the Subscription.

(v)            The Closing (as defined in the Business Combination Agreement) shall have been or will be consummated substantially concurrently with the Closing.

(vi)            At the Closing, Subscriber shall execute and deliver such additional documents and take such additional actions as the Issuer and the SPAC reasonably may deem necessary in order to consummate the transactions contemplated by this Subscription Agreement.

(c)            Conditions to Closing of Subscriber. Subscriber’s obligation to purchase the Units at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing, of each of the following conditions:

(i)            The representations and warranties made by the Issuer in Section 3(b) and by the SPAC and the Sponsor in Section 3(c) hereof shall be true and correct in all material respects as of the Closing (or, if such representation and warranties speak as of another date, as of such date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be so true and correct as of the Closing (or, if such representation and warranties speak as of another date, as of such date) in all respects), but, in each case, (x) without giving effect to consummation of the Transactions and (y) other than failures to be true and correct that would not result, individually or in the aggregate, in an Issuer Material Adverse Effect.

(ii)            Each of the Issuer, SPAC and the Sponsor shall have respectively, performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by such Person at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing.

(iii)            There shall not be in force any order, judgment or injunction by or with any governmental authority in the United States or Israel enjoining or prohibiting the consummation of the Subscription.

(iv)            There shall not have occurred any suspension of the Units for sale or trading on the Stock Exchange and, to the Issuer’s knowledge, no proceedings for any such purpose shall have been initiated or threatened.

(v)            The Issuer shall have delivered the Escrowed Shares to the Escrow Agent, and such Escrowed Shares shall have been deposited into the Escrow Account.

(vi)            The Transactions set forth in the Business Combination Agreement shall have been or will be consummated concurrently with the Closing (it being understood that in the event such Transactions have not been or would not reasonably be expected to be consummated due to the assertion by the Issuer or SPAC that any of the conditions set forth in the Business Combination Agreement has not been or would not be satisfied, the Issuer acknowledges and agrees that the Subscriber shall not have any obligation to consummate the Closing or any liability with respect thereto; provided that, subject to Section 5 hereof, if the Issuer and the SPAC subsequently consummate the Transaction, the foregoing shall no longer apply); and the terms of the Business Combinations Agreement (including the conditions thereto) shall have not been amended and the Issuer shall not have waived any such term, in a manner that materially and adversely affects the economic benefits that the Subscriber (in its capacity as such) would reasonably expect to receive under this Subscription Agreement.

5.             Registration Statement.

(a)            The Issuer agrees that no later than the later of (x) thirty (30) calendar days after the consummation of the Transactions or (y) if the Issuer’s 2021 audited financial statements are required to be included, ninety (90) calendar days following the Issuer’s most recent fiscal year end (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Listed Securities (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the later of (x) the 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing or (y) if the Issuer’s 2021 audited financial statements are required to be included, 45 calendar days following the inclusion of such 2021 audited financial statements of the Issuer and (ii) the later of (x) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review or (y) if the Issuer’s 2021 audited financial statements are required to be included, 45 calendar days following the inclusion of such 2021 audited financial statements of the Issuer , (such earlier date, the “Effectiveness Date”) ; provided, however, that the Issuer’s obligations to include the Listed Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Listed Securities as shall be reasonably requested by the Issuer to effect the registration of the Listed Securities, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 5. In addition, in the event any of the Additional Shares are issued to Subscriber pursuant to Section 2, the Issuer shall amend the Registration Statement or file a new Registration Statement to register such Additional Shares and cause such amendment or new Registration Statement to become effective as promptly as practicable thereafter. For purposes of this Section 5, the Listed Securities included in the Registration Statement shall include, as of any date of determination, the Units and any other equity security of the Issuer issued or issuable with respect to the Units by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

(b)            The Issuer shall, upon reasonable request, inform Subscriber as to the status of the registration effected by the Issuer pursuant to this Subscription Agreement. At its expense, the Issuer shall:

(i)            except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Subscriber ceases to hold any Listed Securities, (B) the date all Listed Securities held by Subscriber may be sold without restriction under Rule 144, including any volume and manner of sale restrictions under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) two years from the Effectiveness Date of the Registration Statement. The period of time during with the Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)            during the Registration Period, advise Subscriber as expeditiously as possible, but in any event within five (5) Business Days in the case of (A) below and within one (1) Business Day in the case of (B) or (C) below:

(A)            when the Registration Statement or any post-effective amendment thereto has become effective;

(B)            of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; and

(C)            of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Units included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (C) above constitutes material, nonpublic information regarding the Issuer;

(iii)            during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

(iv)            during the Registration Period, upon the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Listed Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v)            during the Registration Period, use its commercially reasonable efforts to cause all Listed Securities to be listed on each securities exchange or market, if any, on which the Issuer’s Ordinary Shares are then listed.

(vi)            Notwithstanding anything to the contrary in this Subscription Agreement, during the Registration Period, the Issuer shall not have any obligation to prepare any prospectus supplement, participate in any due diligence, execute any agreements or certificates or deliver legal opinions (other than customary de-legending certificates and opinions or any customary Exhibit 5 opinion required in connection with the initial filing of the Registration Statement) or obtain comfort letters in connection with any sales of the Units under the Registration Statement.

(c)            Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house legal counsel), would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel (which may be in-house legal counsel), to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than three (3) occasions, for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12)-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Listed Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Listed Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Listed Securities shall not apply (A) to the extent Subscriber is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)            The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers of the Subscriber, each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members, managers, shareholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation by the Issuer of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein. Notwithstanding the forgoing, the Issuer’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Issuer (which consent shall not be unreasonably withheld, delayed or conditioned).

The Issuer shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Issuer is aware.

(e)            Subscriber shall, severally and not jointly with any other selling shareholder named in the Registration Statement, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein, or (ii) any violation or alleged violation by such Subscriber of the Securities Act, Exchange Act, Securities Law or any state securities law or any rule or regulation thereunder in connection with the sale of their shares under any such Registration Statement. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Listed Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, the Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Subscriber (which consent shall not be unreasonably withheld, delayed or conditioned).

(i)            The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Listed Securities purchased pursuant to this Subscription Agreement.

(ii)            If the indemnification provided under this Section 5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(e) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Listed Securities purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

6.             Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the Closing shall not have occurred on or before 30 days after the Termination Date (as defined in the Business Combination Agreement as in effect on the date hereof), provided, that the right to terminate this Subscription Agreement pursuant to this clause (c) shall not be available to the Subscriber if the Subscriber’s breach of any of its covenants or obligations under this Subscription Agreement (or, if one or more affiliates of the Subscriber is or are, as applicable, Other Subscribers under the Other Subscription Agreements, such other Subscriber’s breach of any of its covenants or obligations under such Other Subscription Agreement), either individually or in the aggregate, shall have resulted in the failure of the Closing or the Transactions to occur on or before the Termination Date; provided, that (i) Section 3(a) shall survive any termination of this Subscription Agreement that occurs following the funding by Subscriber of the Purchase Price in accordance with the terms and conditions of this Subscription Agreement, and (ii) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall notify Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement.

7.             Miscellaneous.

(a)            Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

(i)            Subscriber acknowledges that the Issuer, the SPAC and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer, the SPAC and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. Subscriber further acknowledges and agrees that each Placement Agent is a third-party beneficiary of the representations and warranties of the Subscriber contained in Sections 3(a)(vi), 3(a)(viii), 3(a)(ix) and 3(a)(xxiii) of this Subscription Agreement to the extent such representations and warranties relate to such Placement Agent.

(ii)            The Issuer acknowledges and agrees that each of the Placement Agents is entitled to rely on the agreements, representations and warranties of the Issuer contained in this Subscription Agreement. Prior to the Closing, the Issuer agrees to promptly notify the Placement Agents if any of the agreements, representations and warranties of the Issuer are no longer accurate in all material respects.

(iii)            Each of the Issuer, Subscriber and the SPAC is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(iv)            The Issuer or the SPAC may request from Subscriber such additional information as the Issuer or SPAC, as applicable, may deem necessary to evaluate the eligibility of Subscriber to acquire the Units, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control and consistent with internal policies and procedure; provided, that, each of the Issuer and the SPAC agrees to keep any such information provided by Subscriber confidential except as required by law.

(v)            Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(vi)            Each of Subscriber, the Issuer and SPAC, respectively, shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein no later than immediately following the consummation of the Transactions.

(vii)            The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber (including the Subscriber’s controlled affiliates other than any broker-dealer affiliate of Subscriber that is subject to confidentiality obligations to the Issuer), directly or indirectly, (A) offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities with respect to, any Units or any securities of either the SPAC or the Issuer or any instrument exchangeable for or convertible into any Units or any securities of the SPAC or the Issuer (collectively, the “Covered Securities”) until the consummation of the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms) or (B) execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) of any Covered Securities or Additional Shares issued pursuant to the terms of this Agreement through the Measurement Date. Notwithstanding the foregoing, (A) nothing herein shall prohibit any entities under common management with the Subscriber that have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the transactions contemplated hereby (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales; (B) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, this Section 7(a)(vii) shall only apply with respect to the portion of assets managed by the portfolio managers that made, or were made aware of, the investment decision to purchase the Units covered by this Subscription Agreement.

(b)            The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Units may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (A) pursuant to an available exemption from the registration requirements of the Securities Act or (B) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of Units shall not be required to provide Issuer with any notice thereof; provided, however, that neither Issuer or their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Units are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by Issuer in all respects.

(c)            Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)            if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)            if to the Issuer, to:

SatixFy Communications Ltd.

12 Hamada St.,

Rehovot, 7670315

Israel

Attention:      Yoav Leibovitch

Email:             yoav@satixfy.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York NY 10017

Attention:   Lee Hochbaum
Brian Wolfe
Michael Kaplan

Email:	lee.hochbaum@davispolk.com brian.wolfe@davispolk.com michael.kaplan@davispolk.com

and

Gross & Co.

132 Derech Menachem Begin St.

1 Azrieli Center, Round Building

Tel Aviv 6701101

Israel

Attention:       Richard J. Mann

Email:               rick@gkh-law.com

if to the SPAC, to:

Endurance Acquisition Corp.
630 Fifth Avenue, 20th Floor

New York, NY 10111

Attention:       Richard C. Davis

Email:             rdavis@enduranceacquisition.com

with a copy to (which shall not constitute notice) to:

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019

Attention: Larry Medvinsky

Email: LMedvinsky@mofo.com

(d)            Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

(e)            Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

(f)            Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Units) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than the Units acquired hereunder, if any, and then only in accordance with this Subscription Agreement). Notwithstanding the foregoing, Subscriber may assign some or all of its rights and obligations under this Subscription Agreement to any affiliate of Subscriber or fund or account managed or advised by the same investment manager or investment adviser as the Subscriber or by an affiliate of such investment manager (which shall include any Person in which such investment manager holds 50% or more of such Person’s voting securities) without the prior consent of the Issuer; provided that (x) prior to such assignment, any such assignee shall agree in writing to be bound by the terms hereof and (y) no such assignment shall relieve the Subscriber of its obligations hereunder.

(g)            Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

(h)            Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

(i)            Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of any state or federal court sitting in the Borough of Manhattan in the City and State of New York (the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7(b) and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 7(i), a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(j)            Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k)            No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(l)            Remedies.

(i)            The parties agree that irreparable damage would occur if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 7(i), this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the Issuer to cause Subscriber to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (A) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (B) not to assert that a remedy of specific enforcement pursuant to this Section 7(l) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (C) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(ii)            The parties acknowledge and agree that this Section 7(l) is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

(m)            Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur immediately following the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

(n)            Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(o)            Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(p)            Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof (it being understood that the number of Units and Purchase Price per Unit set forth in this Subscription Agreement assumes that the Issuer has effected a stock split prior to the Effective Time, on the terms contemplated by the Business Combination Agreement, in order to cause the value of each Ordinary Share to equal $10.00, and no further adjustment shall be required on account of such stock split).

(q)            Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

8.             Cleansing Statement; Consent to Disclosure.

(a)            The SPAC shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one (1) or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, and the Transactions. From and after the publication of the Disclosure Document, the Subscriber shall not, unless otherwise agreed by the Subscriber, be in possession of any material, non-public information received from the SPAC or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Subscription Agreement and the Transactions, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the SPAC, the Placement Agents, or any of their affiliates in connection with the Transactions, unless otherwise agreed by the Subscriber; provided, that the foregoing shall not apply to the Sponsors.

(b)            Subscriber hereby consents to (x) the disclosure in each of the Registration Statement contemplated by Section 5 of this Subscription Agreement, the Form F-4 to be filed by the Issuer with the SEC subsequent to the execution and delivery of the Business Combination Agreement (“Form F-4”) and the Proxy Statement (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by the Issuer or the SPAC to any governmental authority or to securityholders of the Issuer or the SPAC) of Subscriber’s identity, the fact that it is a party to this Agreement (but not the Purchase Price to be paid by Subscriber or the number or percentage of Units subscribed for hereunder (such information “Allocation Information”)), and the general nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by the Issuer or the SPAC, a copy of the “form-of” this Subscription Agreement (which does not contain any Allocation Information) and (y) the disclosure in the Registration Statement contemplated by Section 5 of this Subscription Agreement (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by the Issuer or the SPAC to any governmental authority or to securityholders of the Issuer or the SPAC) of the Allocation Information; provided that, except in the case of such disclosures by the Issuers or the SPAC in the Registration Statement contemplated by Section 5 of this Subscription Agreement, the Form F-4 or Proxy Statement (including any amendments or supplements thereto) or as otherwise required by applicable law, rule or regulation, the Issuer or the SPAC will not specifically name the Subscriber.  Other than in the Registration Statement contemplated by Section 5 of this Subscription Agreement, as required by any laws, rules or regulations (including, without limitation, securities laws, rules or regulations), at the request of the staff of the Commission or any regulatory agency or as set forth in the immediately preceding sentence, without Subscriber’s prior written consent (including by email), neither the Issuer nor the SPAC shall, and shall cause their respective  officers, directors, affiliates, and agents (including the Placements Agents) not to, publicly disclose the name of the Subscriber or any of its affiliates or investment advisers (i) in any press release or marketing materials or (ii) in any filing with the Commission or any regulatory agency or trading market other than as set forth above, except to the Issuer’s securityholders, lawyers, independent accountants and other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential; provided that, in the case of the foregoing clauses (i) and (ii), the Issuer or SPAC, as applicable, shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure, in each case, to the extent such disclosure specifically names Subscriber. Subscriber will promptly provide any information reasonably requested by the Issuer or the SPAC for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

9.             Trust Account Waiver. Notwithstanding anything to the contrary set forth herein, Subscriber acknowledges that it has read the Investment Management Trust Agreement, dated as of September 17, 2021, by and between the SPAC and Continental Stock Transfer & Trust SPAC, a New York corporation, and understands that the SPAC has established the trust account described therein (the “Trust Account”) for the benefit of the SPAC’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. Subscriber further acknowledges and agrees that the SPAC’s sole assets consist of the cash proceeds of the SPAC’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. Accordingly, Subscriber (on behalf of itself and its controlled affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and the SPAC to collect from the Trust Account any monies that may be owed to them by the SPAC or any of its affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including for any knowing and intentional material breach by any of the parties to this Subscription Agreement of any of its representations or warranties as set forth in this Subscription Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Subscription Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Subscription Agreement; provided, however, that nothing in this Section 9 shall be deemed to limit Subscriber’s right, title, interest, or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of securities of the SPAC acquired by any means, other than pursuant to this Subscription Agreement, including any redemption right with respect to any such securities of the SPAC. In the event Subscriber has any Claim against the SPAC under this Subscription Agreement, Subscriber shall pursue such Claim solely against the SPAC and its assets outside the Trust Account and not against the property or any monies in the Trust Account. This Section 9 shall survive the termination of this Subscription Agreement for any reason.

10.       Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell the Units to the public without registration are available to holders of the Issuer’s ordinary shares and until the second (2nd) anniversary of the Closing Date, the Issuer shall, at its expense:

(a)            make and keep public information available, as those terms are understood and defined in Rule 144;

(b)            use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Units under Rule 144 for so long as the Subscriber holds any Units;

(c)            furnish to Subscriber, promptly upon Subscriber’s reasonable request, (i) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer, and (iii) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration; and

(d)            If in the opinion of counsel to the Issuer, it is then permissible to remove the restrictive legend from the Units pursuant to Rule 144 under the Securities Act, then at Subscriber’s request, the Issuer will request its transfer agent to remove the legend set forth in Section 3(a)(v).

(e)            The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, or the Issuer under the Business Combination Agreement. The decision of Subscriber to purchase Units pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, the SPAC or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, in any Other Subscription Agreement or in the Business Combination Agreement, and no action taken by Subscriber, any investor or the Issuer pursuant hereto or thereto, shall be deemed to constitute the Subscriber, the other investors or the Issuer as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber, the other investors or the Issuer are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements or the Business Combination Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

ISSUER

SATIXFY COMMUNICATIONS LTD.

By:
Name:
Title:

SPAC

ENDURANCE ACQUISITION CORP.

By:
Name:
Title:

Accepted and agreed this [•] day of __________

SUBSCRIBER:

Signature of Subscriber:		Signature of Joint Subscriber, if applicable:

By:		By:
	Name:		Name:
	Title:		Title:

Date: [•], 2022

Name of Subscriber:	By:	Name of Joint Subscriber, if applicable:
(Please print. Please indicate name and capacity of person signing above)		(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered
(if different from the name of Subscriber listed
directly above):

Email Address:

If there are joint investors, please check one:

☐      Joint Tenants with Rights of Survivorship

☐      Tenants-in-Common

☐      Community Property

Subscriber’s EIN	Joint Subscriber’s EIN:

Business Address - Street	Mailing Address – Street (if different)

City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
E-mail:	Facsimile No.:

Aggregate Number of Units subscribed for:

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice. The aggregate Purchase Price assumes that the Issuer has effected a stock split prior to the Effective Time, on the terms contemplated by the Merger Agreement, in order to cause the value of each Ordinary Share to equal $10.00.

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐ We are subscribing for the Units as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.-

*** AND ***

C.	QUALIFIED ISRAELI INVESTOR STATUS (for Israeli investors only – please check the applicable box): N/A

1.	Are you an investor in one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968, and listed on pages I-8 – I- 9, such an investor being referred to in this Questionnaire as a “Qualified Israeli Investor”?

☐ Yes ☐ No

2.	Please specify the category of investors listed in the First Addendum to the Israeli Securities Law, 5728-1968, to which you belong, by completing pages I-8 – I-9 below.

3.	If you are an individual, please enclose a letter from an attorney or accountant certifying that such person has taken reasonable measures (other than the relying on a statement made by you) to certify that you are a “Qualified Israeli Investor.” Said letter should also describe the measures taken by such attorney or accountant.

4.	By signing the Subscription Agreement, you certify that you are fully familiar, following advice of your own legal counsel, with the implications of being a Qualified Israeli Investor investing in the Ordinary Shares of SatixFy Communications Ltd. and agree to it.

*** AND ***

D.	AFFILIATE STATUS (Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

“QUALIFIED INSTITUTIONAL BUYER” STATUS

The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

☐	The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and:

☐	is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐	is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act of 1972 (“Consolidated Farm and Rural Development Act”);

☐	is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐	is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐	is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐	is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐	is an organization described in section 501(c)(3) of the Code, corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company, or Massachusetts or similar business trust;

☐	is an investment adviser registered under the Investment Advisers Act; or

☐	is an institutional accredited investor, as defined below, that does not qualify for any other category of “Qualified Institutional Buyer” listed herein.

☐	The Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Subscriber;

☐	The Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐	The Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies[2] which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐	The Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐	The Subscriber is a as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

2 “Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity in which all of the equity owners are “accredited investors”;

☐	Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

☐	Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph.

“QUALIFIED ISRAELI INVESTOR” STATUS

The Subscriber is a “Qualified Israeli Investor” if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

☐	A joint investment fund or the manager of such a fund within the meaning of the Joint Investments in Trust Law, 5754-1994;

☐	A provident fund or the manager of such a fund within the meaning of the Control of Financial Services Law (Provident Funds), 5765-2005;

☐	An insurance company as defined in the Supervision of Insurance Business Law, 5741-1981;

☐	A banking corporation or a supporting corporation within the meaning of the Banking (Licensing) Law, 5741-1981, with the exception of a joint services company, purchasing for its own account or for the accounts of clients who are Qualified Israeli Investors;

☐	A licensed portfolio manager within the meaning of the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995, purchasing for its own account or for the accounts of clients who are Qualified Israeli Investors;

☐	A licensed investment advisor or a licensed investment marketer within the meaning of the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995, purchasing for its own account;

☐	A member of the Tel Aviv Stock Exchange, purchasing for its own account or for the accounts of clients who are Qualified Israeli Investors;

☐	An underwriter that satisfies the criteria prescribed in Section 56(c) of the Israeli Securities Law, 5728-1968, purchasing for its own account;

☐	A venture capital fund (defined for this purpose as an entity whose principal activity is investing in entities that are engaged primarily in research and development, or in the manufacture of innovative products and processes, with an unusually high investment risk);

☐	An entity that is wholly owned by Qualified Israeli Investors; or

☐	An entity, except for an entity that was incorporated for the purpose of investing in securities in a specific offering, whose shareholders equity exceeds NIS 50 million.

☐	An individual who meets any of the below criteria (please check all relevant boxes below and provide an up to date written confirmation from a lawyer or accountant):

☐	The aggregate value of Liquid Assets[3] owned by the undersigned exceeds NIS 8,095,444.

☐	The undersigned’s income in each of the last two years exceeds NIS 1,214,317, or the undersigned’s aggregate Family Unit[4] income exceeds NIS 1,821,475.

☐	The aggregate value of Liquid Assets owned by the undersigned exceeds NIS 5,059,652 and the undersigned’s income in each of the last two years exceeds NIS 607,158, or his/her aggregate Family Unit income exceeds NIS 910,737.

3 Liquid Assets means cash, deposits (including foreign currency deposits), financial assets (units or shares in registered funds, options, futures contracts, structures and professional training funds), and traded securities.

4 Family Unit means an individual and his/her family members who live with him/her or whose livelihoods are dependent on each other.